UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2003

Bank of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices) (zip code)

(704) 386-8486

(Registrant’s telephone number, including area code)

Item 5.    Other Events

Bank of America Corporation, a Delaware corporation (“Bank of America”) and FleetBoston Financial Corporation, a Rhode Island corporation (“FleetBoston”), have entered into an Agreement and Plan of Merger, dated as of October 27, 2003 (the “Merger Agreement”). The Merger Agreement provides for the merger of FleetBoston with and into Bank of America (the “Merger”). The Merger will be treated as a purchase by Bank of America under U.S. generally accepted accounting principles and is intended to constitute a “reorganization” for U.S. federal income tax purposes.

If the Merger is completed, each share of common stock, par value $0.01 per share, of FleetBoston (“FleetBoston Common Stock”), outstanding immediately prior to the effective time of the Merger will be converted into 0.5553 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Bank of America (“Bank of America Common Stock”). FleetBoston preferred stock will be converted on a one-for-one basis into Bank of America preferred stock having the same terms (to the fullest extent possible) as the FleetBoston preferred stock.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL DATA

Presented below is selected preliminary unaudited pro forma condensed consolidated financial information that reflects the purchase method of accounting and presents a view of what the combined business of Bank of America and FleetBoston might have looked like had the businesses actually been combined at the beginning of each period presented. Financial results would have been different had the companies actually been combined at the beginning of each period presented and had the impact of possible revenue enhancements, expense efficiencies, synergies, asset dispositions and share repurchases, among other factors, been considered.

The preliminary unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of Bank of America and the historical consolidated balance sheet of FleetBoston, giving effect to the proposed Merger as if it had been completed on June 30, 2003. The preliminary unaudited pro forma condensed consolidated statements of income combine the historical consolidated statements of income of Bank of America and FleetBoston giving effect to the proposed Merger as if it had been completed on January 1, 2002, for each period presented. The nature of pro forma adjustments are prescribed by SEC regulations and they should be (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. This information should be read in conjunction with the notes to the preliminary unaudited pro forma condensed consolidated financial statements included herewith.

The preliminary unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting with Bank of America treated as the acquirer. As described in Note 1, “Basis of Pro Forma Presentation,” Bank of America’s cost to acquire FleetBoston will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The final purchase price allocation will be dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make an allocation. Information will be updated when all necessary information is available and management has completed its analysis. Accordingly, the purchase price allocation is preliminary and has been made solely for the purpose of providing preliminary unaudited pro forma condensed consolidated financial information.

Bank of America/FleetBoston

Pro Forma Condensed Balance Sheet

(unaudited)

The following preliminary unaudited pro forma condensed balance sheet combines the historical balance sheets of Bank of America and FleetBoston assuming the companies had been combined as of June 30, 2003, on a purchase accounting basis.

	June 30, 2003
	Bank of America	FleetBoston	Pro Forma Adjustments	Bank of America FleetBoston Combined
(Dollars in millions)
Assets
Cash and cash equivalents	$25,220	$6,937		$32,157
Time deposits placed and other short-term investments	6,790	3,477		10,267
Federal funds sold and securities purchased under agreements to resell	64,314	2,669		66,983
Trading account assets	66,947	4,607		71,554
Total securities	114,529	34,914		149,443
Loans and leases	360,305	123,860		484,165
Allowance for credit losses	(6,841)	(3,198)		(10,039)

Loans and leases, net of allowance for credit losses	353,464	120,662		474,126

Premises and equipment, net	5,899	2,454		8,353
Goodwill	11,426	4,274	(4,274)	42,680
			31,254
Core deposit intangibles and other intangibles	1,010	306	(306)	4,774
			3,764
Other assets	119,580	16,828		136,408

Total assets	$769,179	$197,128	30,438	$996,745

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$132,851	$31,991		$164,842
Interest-bearing	256,602	86,741		343,343
Deposits in foreign offices:
Noninterest-bearing	2,206	2,024		4,230
Interest-bearing	30,276	9,485		39,761

Total deposits	421,935	130,241		552,176

Federal funds purchased and securities sold under agreements to repurchase	104,821	9,924		114,745
Trading account liabilities	27,708	2,956		30,664
Commercial paper and other short-term borrowings	43,584	6,185		49,769
Accrued expenses and other liabilities	52,378	12,569	1,270	67,136
			1,389
			(470)
Long-term debt	61,681	14,831		76,512
Trust preferred securities	6,056	2,984		9,040

Total liabilities	718,163	179,690	2,189	900,042

Shareholders' equity
Preferred stock	56	271		327
Common stock	15	4,025	(4,025)	46,231
			46,216
Retained earnings	51,374	14,191	(14,191)	52,455
			(800)
Accumulated other comprehensive income/loss	(251)	281	(281)	(251)
Other	(178)	(1,330)	1,330	(178)

Total shareholders' equity	51,016	17,438	28,249	96,703

Total liabilities and shareholders' equity	$769,179	$197,128	$30,438	$996,745

See Notes to the Unaudited Pro Forma Condensed Financial Information

Bank of America/FleetBoston

Pro Forma Condensed Income Statement

(unaudited)

The following preliminary unaudited pro forma condensed income statement combines the historical income statements of Bank of America and FleetBoston assuming the companies had been combined as of January 1, 2002, on a purchase accounting basis.

	For the Year Ended December 31, 2002
	Bank of America Corporation	FleetBoston	Pro Forma Adjustments	Bank of America FleetBoston Combined
(Dollars in millions, except per share information)
Interest income
Interest and fees on loans and leases	$22,030	$8,168		$30,198
Interest and dividends on securities	4,035	1,422		5,457
Trading account assets	3,811	49		3,860
Other interest income	2,285	463		2,748

Total interest income	32,161	10,102		42,263

Interest expense
Deposits	5,434	2,072		7,506
Short-term borrowings	2,089	417		2,506
Long-term debt	2,455	1,148		3,603
Other interest expense	1,260	45		1,305

Total interest expense	11,238	3,682		14,920

Net interest income	20,923	6,420		27,343

Noninterest income
Service charges	5,276	1,533		6,809
Investment and brokerage services	2,237	1,559		3,796
Investment banking income	1,545	188		1,733
Card income	2,620	785		3,405
Other income	1,893	965		2,858

Total noninterest income	13,571	5,030		18,601

Total revenue	34,494	11,450		45,944

Provision for credit losses	3,697	2,760		6,457

Gains on sales of securities	630	6		636

Noninterest expense
Personnel	9,682	3,255		12,937
Occupancy	1,780	504		2,284
Equipment	1,124	478		1,602
Other general operating	5,850	2,167	(93)	8,503
			579

Total noninterest expense	18,436	6,404	486	25,326

Income from continuing operations before income taxes	12,991	2,292	(486)	14,797
Applicable income tax expense	3,742	768	(179)	4,331

Income from continuing operations	$9,249	$1,524	(307)	$10,466

Income from continuing operations available to common shareholders	$9,244	$1,506	(307)	$10,443

Per common share information
Earnings per share-continuing operations	$6.08	$1.44	$(2.55)	$4.97

Diluted earnings per share-continuing operations	$5.91	$1.44	$(2.48)	$4.87

Dividends paid	$2.44	$1.40	$(1.40)	$2.44

Average common shares issued and outstanding (in thousands)	1,520,042	1,045,300	(464,845)	2,100,497

Average diluted common shares issued and outstanding (in thousands)	1,565,467	1,048,700	(466,357)	2,147,810

See Notes to Unaudited Pro Forma Condensed Financial Information

Bank of America/FleetBoston

Pro Forma Condensed Income Statement

(unaudited)

The following preliminary unaudited pro forma condensed income statement combines the historical income statements of Bank of America and FleetBoston assuming the companies had been combined as of January 1, 2002, on a purchase accounting basis.

	For the Six Months Ended June 30, 2003
	Bank of America Corporation	FleetBoston	Pro Forma Adjustments	Bank of America FleetBoston Combined
(Dollars in millions, except per share information)
Interest income
Interest and fees on loans and leases	$10,760	$3,720		$14,480
Interest and dividends on securities	1,789	682		2,471
Trading account assets	2,049	22		2,071
Other interest income	1,122	241		1,363

Total interest income	15,720	4,665		20,385

Interest expense
Deposits	2,452	734		3,186
Short-term borrowings	967	189		1,156
Long-term debt	1,103	520		1,623
Other interest expense	624	26		650

Total interest expense	5,146	1,469		6,615

Net interest income	10,574	3,196		13,770

Noninterest income
Service charges	2,724	768		3,492
Investment and brokerage services	1,148	733		1,881
Investment banking income	866	110		976
Card income	1,443	311		1,754
Other income	1,759	325		2,084

Total noninterest income	7,940	2,247		10,187

Total revenue	18,514	5,443		23,957

Provision for credit losses	1,605	565		2,170

Gains on sales of securities	569	70		639

Noninterest expense
Personnel	5,154	1,647		6,801
Occupancy	970	258		1,228
Equipment	537	232		769
Other general operating	3,114	1,031	(39)	4,371
			265

Total noninterest expense	9,775	3,168	226	13,169

Income from continuing operations before income taxes	7,703	1,780	(226)	9,257
Applicable income tax expense	2,541	632	(83)	3,090

Income from continuing operations	$5,162	$1,148	(143)	$6,167

Income from continuing operations available to common shareholders	$5,160	$1,139	(143)	$6,156

Per common share information
Earnings per share-continuing operations	$3.45	$1.09	$(1.58)	$2.96

Diluted earnings per share-continuing operations	$3.39	$1.09	$(1.55)	$2.93

Dividends paid	$1.28	$0.70	$(0.70)	$1.28

Average common shares issued and outstanding (in thousands)	1,496,827	1,047,100	(465,645)	2,078,282

Average diluted common shares issued and outstanding (in thousands)	1,524,717	1,049,600	(466,757)	2,107,560

See Notes to Unaudited Pro Forma Condensed Financial Information

NOTES TO THE PRELIMINARY UNAUDITED PRO FORMA

CONDENSED FINANCIAL INFORMATION

Note 1—Basis of Pro Forma Presentation

On October 27, 2003, Bank of America Corporation entered into the Merger Agreement with FleetBoston Financial Corporation. Each share of FleetBoston common stock will be exchanged for 0.5553 shares of Bank of America common stock. FleetBoston preferred stock will be converted to Bank of America preferred stock on a one-for-one basis into Bank of America preferred stock having the same terms (to the fullest extent possible) as the FleetBoston preferred stock.

The preliminary unaudited pro forma condensed financial information has been prepared assuming that the Merger is accounted for under the purchase method of accounting and is based on the historical financial statements of Bank of America and FleetBoston. Under purchase accounting, the assets, liabilities and commitments of FleetBoston are adjusted to their fair value. For purposes of these preliminary unaudited pro forma condensed financial statements, consideration has not been given to the potential impact, if any, from conforming FleetBoston’s accounting polices to those of Bank of America. Certain amounts in the historical consolidated financial statements of FleetBoston have been reclassified to conform with Bank of America’s historical financial information presentation. Discontinued operations reported in FleetBoston’s historical consolidated financial statements have been excluded from the preliminary unaudited pro forma condensed financial information. The preliminary unaudited pro forma condensed financial information does not, however, give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, asset dispositions or the impact of anticipated share repurchases.

The preliminary unaudited pro forma adjustments represent management’s best estimates based on available information at this time. Actual adjustments to the balance sheet and income statement will differ from those reflected in the preliminary unaudited pro forma condensed financial information because the assets and liabilities of FleetBoston will be recorded at their respective fair values on the date the Merger is consummated and our preliminary assumptions may change between now and the completion of our analysis. Fair value adjustments to certain balance sheet amounts including loans, credit cards and the related intangibles, securities, deposits and debt will result in additional adjustments to the balance sheet and/or income statement. Additionally, preliminary purchase accounting adjustments do not include possible fair value adjustments related to fixed assets, executory contracts, leases and other miscellaneous assets.

The preliminary unaudited pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the Merger is consummated and after completion of a thorough analysis to determine the fair values of FleetBoston’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments and restructuring charges may be materially different from the preliminary unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the net assets, commitments, executory contracts and other items of FleetBoston as compared to the information shown herein will change the purchase price allocable to goodwill and will likely impact the income statement due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

The preliminary unaudited pro forma condensed financial information for the Merger is included for the year ended December 31, 2002 and the six months ended June 30, 2003. The pro forma adjustments herein reflect an exchange ratio of .5553 shares of Bank of America Common Stock for each of the 1,052,100,000 shares of FleetBoston Common Stock outstanding at June 30, 2003 and an approximately $1.3 billion valuation for the approximately 100,000,000 outstanding FleetBoston stock options at June 30, 2003. The estimated purchase price, including the value of stock options, based on an average of the closing prices of Bank of America common stock for the two trading days before through the two trading days after Bank of America and FleetBoston announced their intention to merge is approximately $46,216,000,000. The preliminary unaudited pro forma condensed financial information presented herein is not indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The preliminary unaudited pro forma condensed financial information should be read in conjunction with:

•	Bank of America’s separate historical unaudited financial statements as of and for the three and six months ended June 30, 2003 included in Bank of America’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003;
•	Bank of America’s separate historical financial statements as of and for the year ended December 31, 2002 included in Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2002;
•	FleetBoston’s separate historical unaudited financial statements as of and for the three and six months ended June 30, 2003 included in FleetBoston’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003; and
•	FleetBoston’s separate historical financial statements as of and for the year ended December 31, 2002 included in FleetBoston’s Annual Report on Form 10-K for the year ended December 31, 2002.

Note 2—Pro Forma Adjustments

The pro forma adjustments related to the unaudited pro forma balance sheet as of June 30, 2003, and the unaudited pro forma income statements for the year ended December 31, 2002 and the six months ended June 30, 2003 assuming the Merger took place on January 1, 2002 are presented below:

The preliminary estimated purchase price is allocated as follows (in millions)

Net tangible assets(1)	12,587
Core deposit intangibles	3,764
Deferred tax liability (2)	(1,389)
Goodwill	31,254

Allocated purchase price	$46,216

(1)	Reflects FleetBoston’s shareholders’ equity less FleetBoston’s historical goodwill and intangible assets after conversion of FleetBoston Preferred Stock at a share for share conversion rate.
(2)	Represents a deferred tax liability associated with non-deductible core deposit intangible amortization.

The pro forma adjustments include an anticipated $800 million, after tax, restructuring charge for restructuring and merger-related charges assumed in conjunction with the Merger. This restructuring charge is reflected in the June 30, 2003 Pro Forma Condensed Balance Sheet as a reduction of retained earnings with an associated deferred tax asset of $470 million included in accrued expenses and other liabilities. Pro forma tax adjustments are required to be reflected at the acquiror’s statutory rate, which for Bank of America is 36.9%.

No determination has been made for purposes of the preliminary unaudited pro forma condensed financial information as to the allocation of the reserve for Bank of America or FleetBoston related expenditures. Estimates related to restructuring and merger-related charges are subject to final decisions related to combining the companies.

Certain other assets and liabilities of FleetBoston, principally loans and leases including the credit card portfolio and related intangibles, will also be subject to adjustment to their respective fair values. Pending Bank of America’s analysis, no pro forma adjustments are included herein for these assets and liabilities.

The unaudited pro forma adjustments related to the preliminary unaudited pro forma condensed statements of income reflect the amortization on a twelve-year accelerated method for core deposit intangibles. As a result, for the year ended December 31, 2002 and the six months ended June 30, 2003, these adjustments amounted to a net increase in noninterest expense of $486 million and $226 million and reductions in income tax expense of $179 million and $83 million, respectively. Using Bank of America’s effective tax rate, the after tax increase in non-interest expense would have been $330 million and $151 million for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

Note 3—Earnings Per Share

Earnings per share data has been computed based on the combined historical income of Bank of America, income from continuing operations for FleetBoston and the impact of purchase accounting adjustments. Weighted average shares were calculated using the historical weighted average shares outstanding of Bank of America and FleetBoston’s weighted average shares outstanding, adjusted using the Exchange Ratio to the equivalent shares of Bank of America common stock, for the year ended December 31, 2002 and the six months ended June 30, 2003.

Forward-Looking Statements Disclaimer

This current report on Form 8-K, including the exhibits hereto, contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlooks of Bank of America and FleetBoston. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements, in addition to factors discussed or described in documents publicly filed by FleetBoston and Bank of America with the U.S. Securities and Exchange Commission (the “SEC”), include among others the following: (1) projected business increases following process changes and other investments are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) general economic conditions are less favorable than expected; (4) political conditions and related actions by the United States military abroad may adversely affect the company’s businesses and economic conditions as a whole; (5) changes in the interest rate environment reduce interest margins and impact funding sources; (6) changes in foreign exchange rates increases exposure; (7) changes in market rates and prices may adversely impact the value of financial products and assets; (8) legislation or regulatory environments, requirements or changes adversely affect the businesses in which the company is engaged; (9) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses; (10) completion of the merger is dependent on, among other things, receipt of shareholder approvals, the timing of which cannot be predicted with precision and which may not be received at all; (11) the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the integration of FleetBoston’s business and operations with those of Bank of America, including systems conversions, may take longer than anticipated or may be more costly than anticipated or have unanticipated adverse results relating to FleetBoston’s or Bank of America’s existing businesses; (13) the anticipated cost savings of the Merger may take longer to be realized or may not be achieved in their entirety; and (14) decisions to downsize, sell or close units or otherwise change the business mix of any of the company. For further information regarding either company, please read the Bank of America and FleetBoston reports filed with the SEC and available at www.sec.gov.

Such forward-looking statements speak only as of the date on which such statements were made or such earlier date as may be indicated in connection with such statements, and Bank of America undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made to reflect the occurrence of unanticipated events.

Additional Information About the Merger

Bank of America and FleetBoston will file a Joint Proxy Statement/Prospectus and other documents regarding the Merger with the SEC. Bank of America and FleetBoston will mail the Joint Proxy Statement/Prospectus to their respective shareholders. These documents will contain important information about the transaction, and Bank of America and FleetBoston urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America’s website (www.bankofamerica.com) under the tab “About Bank of America” and then under the heading “Investor Relations” and then under the item “Complete SEC Filings”. You may also obtain these documents, free of charge, from FleetBoston’s website (www.fleet.com) under the tab “About Fleet” and then under the heading “Investor Relations” and then under the item “SEC Filings”.

Participants in the Merger

Bank of America and FleetBoston and their respective directors and executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with this transaction. Information about the directors and executive officers of Bank of America and FleetBoston and information about other persons who may be deemed participants in this transaction will be included in the Joint Proxy Statement/Prospectus. You can find information about Bank of America’s executive officers and directors in Bank of America’s definitive proxy statement filed with the SEC on March 27, 2003. You can find information about FleetBoston’s executive officers and directors in FleetBoston’s definitive proxy statement filed with the SEC on March 17, 2003. You can obtain free copies of these documents from Bank of America and FleetBoston using the contact information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BANK OF AMERICA CORPORATION

/s/ Marc D. Oken
Marc D. Oken
Executive Vice President and Principal Financial Executive

Date:    November 5, 2003